                                                                     Exhibit 3










                              NATIONAL MEDIA CORPORATION

                                 -------------------

                               SHAREHOLDERS' AGREEMENT

                                 -------------------

                                  TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 -----
1.   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.1  "Holders". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.2  "Investor Stock" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
2.   Restrictions on Transfer of Shares by The Members . . . . . . . . . . . . . . .2
3.   Assignments and Transfers . . . . . . . . . . . . . . . . . . . . . . . . . . .3
4.   Legend. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
5.   Effect of Change in Company's Capital Structure . . . . . . . . . . . . . . . .4
6.   Creation of Proxy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
7.   Dissolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
8.   Investment Representation . . . . . . . . . . . . . . . . . . . . . . . . . . .5
9.   Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     9.1  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . .5
     9.2  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     9.3  No Waivers; Rights and Remedies Cumulative . . . . . . . . . . . . . . . .5
     9.4  Survival of Representations and Warranties . . . . . . . . . . . . . . . .5
     9.5  Titles and Subtitles . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     9.6  Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. . . . . .5
     9.7  Counterparts; Facsimile Signatures . . . . . . . . . . . . . . . . . . . .6
     9.8  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     9.9  Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . .7
     9.10 Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     9.11 Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     9.12 Remedy for Breach. . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

                               SHAREHOLDERS' AGREEMENT

     THIS SHAREHOLDERS' AGREEMENT, dated as of October 23, 1998 (the "Agreement"), is entered into by and among National Media Corporation, a Delaware corporation ("NMC") and the other persons described on the signature pages hereof ("Members" or "Member").

                                       RECITALS

          WHEREAS, the Members of NM Acquisition Co., LLC, a Delaware limited liability company ("ACO") entered into that certain Operating Agreement, dated as of August 10, 1998 (the "Operating Agreement"), pursuant to which
(i) ACO entered into that certain Stock Purchase Agreement, dated as of August 12, 1998, by and among ACO, Capital Ventures International, a Cayman Islands company ("CVI") and RGC International Investors, a Cayman Islands limited duration company ("RGC"), pursuant to which ACO purchased from CVI and RGC, in the aggregate, 10,000 shares of Series D Convertible Preferred Stock of NMC ("Series D Stock") and warrants to purchase 992,942 shares of Common Stock of NMC ("Warrants"); (ii) ACO and NMC entered into that certain Stock Purchase Agreement, dated as of August 11, 1998, pursuant to which ACO is to purchase from NMC 20,000 shares of Series E Preferred Stock of NMC ("Series E Stock");

          WHEREAS, the Members desire to enter into an agreement governing their respective ability and right to Transfer (as defined below in Section 2.1) the Investor Stock (as defined below in Section 1.2)

          WHEREAS, ACO, the Members and NMC desire to set forth certain rights and restrictions related to the ownership and disposition of their respective beneficial ownership interests in the Investor Stock;

                                      AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties mutually agree as follows:

     1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

          1.1 "HOLDERS" means the Members or persons who have acquired shares from any of such persons or their transferees or assignees in accordance with the provisions of this Agreement.

          1.2 "INVESTOR STOCK" means (i) the Series D Stock, (ii) the Series E Stock, (iii) the Common Stock issuable or issued upon conversion of the Series D Stock, (iv) the Common Stock issuable or issued upon conversion of the Series E Stock, (v) the Warrants,

(vi) the Common Stock issuable or issued upon exercise of the Warrants, and
(vii) any Common Stock of NMC issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i), (ii), (iii), (iv), (v) and (vi) above.

     2.   RESTRICTIONS ON TRANSFER OF SHARES BY THE MEMBERS.

          2.1 Except as otherwise provided in this Agreement, no Member may sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of in any way, all or any part of or any interest in any or all of the Investor Stock now or hereafter owned or held by the Members (hereinafter referred to as a "Transfer"). Any Transfer of Investor Stock not made in conformance with this Agreement shall be null and void, shall not be recorded on the books of NMC and shall not be recognized by NMC.

          2.2 Subject to Section 2.3 of this Agreement, for a period ending on the first anniversary of the date of this Agreement, each Member may Transfer up to 50% of the Investor Stock, other than the Series E Stock, held by the Member on the date of this Agreement.

          2.3 No Member shall Transfer more than 25% of the Investor Stock referred to in Section 2.2 above in any of the following three month periods:
(a) the period beginning on the date of this Agreement and ending on November 11, 1998, (b) the period beginning on November 12, 1998 and ending on February 11, 1999, (c) the period beginning on February 12, 1999 and ending on May 11, 1999, or (d) the period beginning on May 12, 1999 and ending on August 11, 1999 (each, a "Quarter"); provided, however, that any shares of Investor Stock which were permitted to be sold in any Quarter and which were not so sold will be added to the number of shares of Investor Stock permitted to be sold by it in any subsequent Quarter up to a maximum of 50% of the Investor Stock referred to in Section 2.2 above.

          2.4 No Member shall Transfer any Series E Stock, or convert any Series E Stock into Common Stock, prior to the first anniversary of this Agreement.

          2.5 Notwithstanding the provisions contained in the Certificate of Designations, Preferences and Rights of Series D Stock of NMC (the "Certificate of Designations"), the "Conversion Price" (as such term is used in the Certificate of Designations) shall equal $1.073125 (subject to adjustment as described in the Certificate of Designations) and each Member waives (for themselves, their successors, assigns and transferees) their right to convert such shares at the Variable Conversion Price. As a condition to the Transfer of any Investor Stock to any other person or entity (other than NMC) (each, a "Transferee") by any of the Members, such Transferee shall be required to execute an instrument reasonably satisfactory to NMC (in form and substance) pursuant to which such Transferee agrees to be bound by the terms and conditions of this Agreement as if such Transferee was a party to this Agreement.

          2.6 The provisions of Sections 2.2, 2.3 and 2.4 shall not apply to any Transfer where the seller and buyer are both parties to this Agreement.

     3.   ASSIGNMENTS AND TRANSFERS.

          Any attempt by a Member to Transfer Investor Stock in violation of
Section 2 hereof shall be void and NMC shall not effect such a transfer nor will it treat any alleged transferee(s) as the holder of such shares.

     4.   LEGEND.

          4.1 SERIES D STOCK. Each replacement certificate for Series D Stock now owned by each and every Member or any subsequent transferees, successors and assigns of each and every Member shall bear the following legends upon its face:

          "The ownership, transfer, encumbrance, pledge, assignment, or other disposition of this certificate and the shares of stock represented thereby, are subject to the restrictions contained in a Shareholders' Agreement, a copy of which is on file at the office of NMC."

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "1933 Act") and may not be sold, offered for sale, pledged or hypothecated in the absence of (i) an effective registration statement as to the securities under the 1933 Act and an effective registration or qualification of such securities for sale under applicable state securities law; or (ii) an opinion of counsel satisfactory to the corporation that such registration and qualification is not required."

          "The conversion terms contained in the Certificate of Designation for the Series D Convertible Preferred Shares are subject to a contract between all of the holders of such shares and National Media Corporation (the "Company") dated August 10, 1998 (the "Agreement") which provides that the conversion price shall be $1.073125, subject to adjustment and termination under certain circumstances. Each person who acquires an interest in the shares represented by this Certificate takes subject to this modification and is required by the Agreement to have each certificate for Shares marked with this legend, and each such person may inspect the relevant portion of the Agreement at the office of the Company."

          4.2 SERIES E STOCK. Each replacement certificate for Series E Stock now owned by each and every Member or any subsequent transferees, successors and assigns of each and every Member shall bear the following legends upon its face:

          "The shares of stock represented by this certificate are subject to the Agreement among the shareholders dated October __, 1998 (the "Agreement"). Among other things, the Agreement contains restrictions on the transfer of such shares. Any attempted transfer of such shares in violation of the Agreement will be null and void and of no effect."

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "1933 Act") and may not be sold, offered for sale, pledged or hypothecated in the absence of (i) an effective registration statement as to the securities under the 1933 Act and an effective registration or qualification of such securities for sale under applicable state securities law; or (ii) an opinion of counsel satisfactory to the corporation that such registration and qualification is not required."

     5. EFFECT OF CHANGE IN COMPANY'S CAPITAL STRUCTURE. If, at any time on or after the date of this Agreement, the number of outstanding shares of any class of NMC securities comprising the Investor Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event or change in the capital structure of NMC, the Investor Stock shall be proportionately reduced, or if the number of such outstanding shares is decreased by a reverse stock split, combination or reclassification of shares, or other similar event or change in the capital structure of NMC, the Investor Stock shall be proportionately increased.

     6. CREATION OF PROXY. Upon the execution of this Agreement, each Member hereby agrees to execute an irrevocable proxy in favor of Temporary Media Co., LLC, a Delaware limited liability company ("TMC"), in the form attached hereto as EXHIBIT A.

     7. DISSOLUTION. The Members hereby agree to dissolve ACO in accordance with and pursuant to Section 18-801 of the Delaware Limited Liability Company Act.

     8. INVESTMENT REPRESENTATION. Each and every Member hereby confirms, that the Investor Stock to be issued to the Member will be acquired for investment for the Member's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Member has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Member further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Investor Stock. Further, each and every Member understands that ACO will rely on the representations contained in this Section 8 in connection with the distribution of the Investor Stock to its Members following ACO's dissolution.

     9.   MISCELLANEOUS.

          9.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective transferees, successors and assigns of the parties hereto (including transferees of any shares of Investor Stock). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          9.2 NOTICES. All notices, requests, and other communications to any party under this Agreement shall be in writing and shall be given to such party at its address or facsimile number set forth on the signature pages hereof or such other address or telex or facsimile number as such party may hereafter specify for the purpose of notice to the other parties. Each such notice, request or other communication shall be effective: (a) if given by facsimile, when such facsimile is transmitted to the facsimile number, as applicable, specified in this Section and the party sending the facsimile has telephonically confirmed its receipt, (b) if given by registered or certified mail, return receipt requested, 72 hours after such communication is deposited in the mails with postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in this Section.

          9.3 NO WAIVERS; RIGHTS AND REMEDIES CUMULATIVE. No failure or delay by any Holder in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

          9.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in, pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement.

          9.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          9.6  GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

               (a) GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF CALIFORNIA AND THE VALIDITY, CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN

ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

               (b) JURISDICTION AND VENUE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN LOS ANGELES COUNTY TO THE EXTENT THEY MAY LEGALLY DO SO, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SUBSECTION (b) AND STIPULATE THAT SUCH COURTS SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER EACH SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT. TO THE MAXIMUM EXTENT PERMITTED BY LAW, SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST THE COMPANY MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS SPECIFIED FOR NOTICES PURSUANT TO SECTION 7.2.

               (c) WAIVER OF TRIAL BY JURY. TO THE MAXIMUM EXTENT THEY MAY LEGALLY DO SO, THE PARTIES TO THIS AGREEMENT HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT THEY MAY LEGALLY DO SO, THE PARTIES TO THIS AGREEMENT HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SUBSECTION (c) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

          9.7 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering an executed counterpart of the signature page to this Agreement by facsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, but the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

          9.8 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          9.9 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of NMC and the Holders of a majority of the Investor Stock then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Investor Stock then outstanding, each future holder of all such Investor Stock, and NMC.

          9.10 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          9.11 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

          9.12 REMEDY FOR BREACH. NMC hereby acknowledges that in the event of any breach or threatened breach by any Member of any of the provisions of this Agreement, the Holder would have no adequate remedy at law and could suffer substantial and irreparable damage. Accordingly, NMC, each and every Member and ACO hereby agree that, in such event, the Holder shall be entitled, without the necessity of proving damages or posting bond, and notwithstanding any election by Holder to claim damages, to obtain temporary and/or permanent injunction, without proving a breach thereof, to restrain any such breach or threatened breach or to obtain specific performance of any such provisions, all without prejudice to any and all other remedies which any Holder may have at law or in equity.

     IN WITNESS WHEREOF, this Agreement has been duly executed effective as of the date and year first above written.


NMC:                          NATIONAL MEDIA CORPORATION,
                              a Delaware corporation


                              By
                                --------------------------------------
                                   Name:
                                   Title:

                              Address for Notices:

                              1835 Market Street
                              11 Penn Center, Suite 1100
                              Philadelphia, PA 19103

                              Telephone:     (212) 581-2144
                              Facsimile:     (212) 581-2433




TMC:                          TEMPORARY MEDIA, CO., LLC,
                              a Delaware limited liability company


                              By
                                ---------------------------------------
                                   Name:
                                   Title:  Managing Member

                              Address for Notices:

                              c/o Quantum Television
                              15821 Ventura Blvd., Suite 570
                              Encino, CA  91436
                              Attn:  Daniel M. Yukelson
                              Telephone:     (818) 461-6413
                              Facsimile:     (818) 461-6530

MEMBERS:

WILHELMINA NUEHRING                     ERIC R. WEISS CHARITABLE
FAMILY TRUST                            REMAINDER TRUST


By:                                     By:
   ---------------------------              -----------------------------
     Roberto Crawford                             Eric R. Weiss

Address for Notices:                    Address for Notices:

c/o Roberto Crawford                    c/o Eric R. Weiss
4775 Bradford Lane                      245 Tranquillo Road
Reno, NV 89509-0936                     Pacific Palisades, CA 90272
Telephone:    (702) 828-0333            Telephone:    (310) 459-2488
Facsimile:    (702) 827-6193            Facsimile:    (310) 459-2489



------------------------------          ---------------------------------
BRUCE GOODMAN                           JOHN KIRBY

Address for Notices:                    Address for Notices:

2020 Walnut Street, #25J                10380 Wilshire Boulevard
Philadelphia, PA 19103                  Los Angeles, CA 90024
Telephone:     (215) 567-5172           Telephone:     (310) 788-2750
Facsimile:     (818) 461-6533           Facsimile:     (818) 461-6533



------------------------------          ---------------------------------
STEPHEN C. LEHMAN                       ERIC R. WEISS

Address for Notices:                    Address for Notices:

25742 Simpson Place                     245 Tranquillo Road
Calabasas, CA 91302-3154                Pacific Palisades, CA 90272
Telephone:     (818) 818-9642           Telephone:     (310) 788-2750
Facsimile:     (818) 818-9541           Facsimile:     (818) 461-6533

------------------------------          ---------------------------------
DANIEL M. YUKELSON                      MARK CUBAN

Address for Notices:                    Address for Notices:

148 South Wetherly Drive                2914 Taylor Street
Beverly Hills, CA 90211                 Dallas, TX 75226
Telephone:     (310) 278-2905           Telephone:     (214) 748-1125
Facsimile:     (818) 461-6530           Facsimile:     (214) 748-6657



------------------------------          ---------------------------------
TODD WAGNER                             DAVID SALZMAN, individually and
                                        as attorney-in-fact for Sonia Salzman

Address for Notices:                    Address for Notices:

2914 Taylor Street                      702 North Sierra Drive
Dallas, TX 75226                        Beverly Hills, CA 90210
Telephone:  (214) 748-6660, ext. 2101   Telephone:     (310) 858-7766
Facsimile:  (214) 748-6557              Facsimile:     (310) 858-7321


ESSANESS/NM PARTNERS                    TALISMAN CAPITAL OPPORTUNITY
                                        FUND LTD.


By:                                     By:
   ---------------------------            ------------------------------

Address for Notices:                    Address for Notices:

38045 Via Fortuna                       c/o Geoff Tierman
Palm Springs, CA 92264                  16101 La Grande Drive, Suite 100
Telephone:     (760) 327-5677           Little Rock, AR 72211
Facsimile:     (760) ___-____           Telephone:     (501) 821-6800
                                        Facsimile:     (501) 821-6888

------------------------------          ---------------------------------
STEVEN HICKS                            D. GEOFF ARMSTRONG

Address for Notices:                    Address for Notices:

c/o Capstar Broadcasting Partners       4301 Michaels Cove
600 Congress Avenue, Suite 1400         Austin, TX 78746
Austin, TX 78701                        Telephone:     (512) 327-9301
Telephone:     (512) 340-7800           Facsimile:     (512) 327-9315
Facsimile:     (512) 340-7890


JACOR COMMUNICATIONS, INC.              GRUBER/MCBAINE INTERNATIONAL


By:                                     By:
   ---------------------------            ------------------------------

Address for Notices:                    Address for Notices:

c/o Jerome Kersting                    c/o Gruber/McBaine Capital Management
50 East River Center Boulevard,        attn:     Christine Arroyo
12th Floor                             50 Osgood Place
Covington, KY 41011                    San Francisco, CA 94133
Telephone:     (606) 655-2267          Telephone:     (415) 981-2101
Facsimile:     (606) 655-9345          Facsimile:     (415) 981-6434



DOTCOM PARTNERS, LLC                    S/L TRILLING TRUST


By:                                     By:
   ---------------------------            ------------------------------
                                        Stanley Trilling, individually and
                                        as attorney-in-fact for Linda Trilling

Address for Notices:                    Address for Notices:

c/o David J. Rosen                      856 Stanford Street
2 North Riverside Plaza, 6th Floor      Santa Monica, CA 90403
Chicago, IL 60606                       Telephone:     (310) 826-7143
Telephone:     (312) 466-3490           Facsimile:     (310) 315-9966
Facsimile:     (312) 454-1671

ALEX BROWN NM PARTNERS, LLC


By:
   ------------------------------


Address for Notices:

c/o Jeffery S. Amling
One South Street, 25th Floor
Baltimore, MD 21202
Telephone:     (410) 895-4341
Facsimile:     (410) 895-4481


HAMARAT/HELEN PARTNERS, LP


By:
   ------------------------------

Address for Notices:

c/o Linda K. Walseth
5251 DTC Parkway, #995
Englewood, CO 80111
Telephone:     (303) 770-3200
Facsimile:     (303) 770-4666


LAGUNITAS PARTNERS, L.P.


By:
   ------------------------------

Address for Notices:

c/o Gruber/McBaine Capital Management
attn: Christine Arroyo
50 Osgood Place
San Francisco, CA 94133
Telephone:     (415) 981-2101
Facsimile:     (415) 981-6434

------------------------------          ---------------------------------
ROBERT WILSON                           MARK ARMBRUSTER

Address for Notices:                    Address for Notices:

10441 Oletha Lane                       1411 Fermo Drive
Los Angeles, CA 90077                   Pacific Palisades, CA 90272
Telephone:     (310) 441-9512           Telephone:     (310) 459-5779
Facsimile:     (310)                    Facsimile:     (310)



------------------------------          ---------------------------------
JEFFREY CRAIG LAMONT                    TIMOTHY KELLY

Address for Notices:                    Address for Notices:

6400 Pacific Ave., #310                 5456 Collingwood Circle
Playa Del Rey, CA 90293                 Calabasas, CA 91302
Telephone:     (323) 850-5085           Telephone:     (818) 880-6232
Facsimile:     (323) 850-5385           Facsimile:     (818) 880-6902


------------------------------          ---------------------------------
ROSS KUDWITT                            REBECCA KUDWITT

Address for Notices:                    Address for Notices:

15 Compo Hill Avenue                    15 Compo Hill Avenue
Westport, CT 06880                      Westport, CT 06880
Telephone:     (203) 222-8830           Telephone:     (203) 222-8830
Facsimile:     (203)                    Facsimile:     (203)

------------------------------          ---------------------------------
WILLIAM GERLACH                         CHARLES THORNSTROM

Address for Notices:                    Address for Notices:

126 8th Street                          1124 Amalfi Drive
Seal Beach, CA 90740                    Pacific Palisades, CA 90272
Telephone:     (310) 788-2000           Telephone:     (310)
Facsimile:     (310) 788-2191           Facsimile:     (310)



CASEY KASEM INC.
RETIREMENT TRUST


By
  ----------------------------          ---------------------------------
     Casey Kasem                        FRANK BODENCHACK

Address for Notices:                    Address for Notices:

138 North Mapleton Drive                1585 Broadway, 14th Floor
Los Angeles, CA 90077                   New York, NY 10036
Telephone:     (310) 273-1550           Telephone:     (212)
Facsimile:     (310) 247-8897           Facsimile:     (212)

------------------------------          ---------------------------------
BENJAMIN L. HOMEL                       THOMAS P. OWENS

Address for Notices:                    Address for Notices:

50 East Rivercenter Blvd., 12th floor   3525 Herschel View
Cincinnati, OH 45243                    Cincinnati, OH 45208
Telephone:                              Telephone:
Facsimile:                              Facsimile:


------------------------------          ---------------------------------
ROBERT L. LAWRENCE                      RICHARD RADUTZKY

Address for Notices:                    Address for Notices:

4320 Willow Hills Lane                  c/o Joyva Corporation
Cincinnati, OH 45243                    53 Varick Avenue
Telephone:                              Brooklyn, NY 11237
Facsimile:                              Telephone:
                                        Facsimile:


------------------------------          ---------------------------------
BRIAN B. BOORSTEIN                      CHARLES WILLIAM COMPTON

Address for Notices:                    Address for Notices:

1139 West Montana                       328 North Courtney Drive
Chicago, IL 60614                       Connersville, IN 47331
Telephone:                              Telephone:
Facsimile:                              Facsimile:

------------------------------          ---------------------------------
DAVID ROSEN                             HARRY RADUTZKY

Address for Notices:                    Address for Notices:

1058 Skokie Ridge Drive                 c/o Joyva Corporation
Glencoe, IL 60022                       53 Varick Avenue
Telephone:                              Brooklyn, NY 11237
Facsimile:                              Telephone:
                                        Facsimile:


------------------------------          ---------------------------------
MILTON RADUTZKY                         JONATHAN LIEBER

Address for Notices:                    Address for Notices:

c/o Joyva Corporation                   271 Hamilton Road
53 Varick Avenue                        Chappaqua, NY 10514
Brooklyn, NY 11237                      Telephone:
Telephone:                              Facsimile:
Facsimile:



LEONARD LOVENTHAL TRUST                 FIFTH THIRD BANK TR


By                                      By
  ------------------------------          -------------------------------
Address for Notices:                    Address for Notices:
3150 North Lakeshore Drive, #20A        38 Fountain Square Plaza
Chicago, IL 60657                       M.D. #1090C4
Telephone:                              Cincinnati, OH 45263
Facsimile:                              Telephone:
                                        Facsimile:

EFFREY A. WELLECK REVOCABLE             R. CHRISTOPHER WEBER/
TRUST U/A/D                             NANCY LEE MCGOWAN
                                        JTWROS


By                                      By
  ------------------------------          -------------------------------
     Jeffrey A. Welleck, Trustee             R. Christopher Weber

                                        By
                                          -------------------------------
                                             Nancy Lee McGowan

Address for Notices:                         Address for Notices:

1414 Sheridan Road                           417 Sheffield Road
Highland Park, IL 60035                      Cincinnati, OH 45240
Telephone:                                   Telephone:
Facsimile:                                   Facsimile:

HIRSCH LIVING TRUST U/T/D 10/30/90         THE LEHMAN FAMILY TRUST


By                                         By
  ------------------------------             -------------------------------
     Peter Hirsch, Trustee                       Jack Lehman, Trustee

Address for Notices:                         Address for Notices:

466 17th Street                              2265 Geronimo Way
Santa Monica, CA 90402                       Las Vegas, Nevada 89109
Telephone:                                   Telephone:
Facsimile:                                   Facsimile:


------------------------------               ---------------------------------
ROBERT MOORE                                 KRAIG T. KITCHLIN

Address for Notices:                         Address for Notices:

3475 Berry Dr.                               4231 Hunt Club Lane
Studio City, CA 91604-4155                   Westlake Village, CA 91361

Telephone:                                   Telephone:
Facsimile:                                   Facsimile:

------------------------------               ---------------------------------
ANDREW M. SCHOUN                             LINDA PARK

Address for Notices:                         Address for Notices:

150 Columbus Ave., #23D                      14954 Corona Del Mar
New York, NY 10023                           Pacific Palisades, CA 90272

Telephone:                                   Telephone:
Facsimile:                                   Facsimile:


------------------------------               ---------------------------------
DOUGLAS S. FRANKEL                           ROBBIE LEE

Address for Notices:                         Address for Notices:

833 17th  Street, #3                         6840 District Blvd.
Santa Monica, CA 90403                       Bakersfield, CA 93313

Telephone:                                   Telephone:
Facsimile:                                   Facsimile:

------------------------------               ---------------------------------
KENNY ELDRIDGE                               JEFFREY S. AMLING

Address for Notices:                         Address for Notices:

11255 SW 93rd Court                          207 Jamaica Lane
Miami, FL 33176                              Palm Beach, FL  33480

Telephone:                                   Telephone:
Facsimile:                                   Facsimile:


------------------------------               ---------------------------------
CHARLES CAREY                                DAVID JACOBS

Address for Notices:                         Address for Notices:

70 Woodland Road                             155 East 31st Street, Apt. 10K
Maplewood, NJ 07040                          New York, NY 10016

Telephone:                                   Telephone:
Facsimile:                                   Facsimile:

------------------------------               ---------------------------------
SCOTT WIELER                                 HOWARD LOEWENBERG

Address for Notices:                         Address for Notices:

811 St. Georges Road                         8523 Huntspring Drive
Baltimore, MD 21210                          Lutherville, MD 21093

Telephone:                                   Telephone:
Facsimile:                                   Facsimile:


------------------------------               ---------------------------------
DREW MARCUS                                  DOUG MITCHELSON

Address for Notices:                         Address for Notices:

47 Birchtree Lane                            141 East 56th Street, Apt. 9H
Greenwich, CT 06830                          New York, NY 10019

Telephone:                                   Telephone:
Facsimile:                                   Facsimile:

                                      Exhibit A


                              NATIONAL MEDIA CORPORATION

                                  IRREVOCABLE PROXY

     The undersigned hereby grants to Temporary Media Co., LLC, a Delaware limited liability company ("TMC"), an irrevocable proxy, with full power of substitution, to vote, or to execute and deliver written consents or otherwise act with respect to, all shares of capital stock (the "Stock") of National Media Corporation ("NMC") now owned or hereafter acquired by the undersigned as fully, to the same extent and with the same effect as the undersigned might or could do under any applicable laws or regulations governing the rights and powers of stockholders of a Delaware corporation in connection with the election of directors of NMC. The undersigned hereby affirms that this proxy is given as a condition of that certain Shareholders Agreement dated as of October 23, 1998, between the undersigned, NMC, TMC and others and as such is coupled with an interest and is irrevocable. This proxy shall expire at 5:00 p.m. Pacific Time on October 26, 1999. All proxies heretofore given are hereby revoked. Neither the death nor incapacity of the undersigned nor any transfer or assignment of any Stock shall cause a revocation of this proxy.

     THIS PROXY SHALL REMAIN IN FULL FORCE AND EFFECT AND BE ENFORCEABLE AGAINST ANY DONEE, TRANSFEREE OR ASSIGNEE OF THE STOCK.

     Dated this 23rd day of October, 1998.



                                      ------------------------------------------
                                      (Signature of Stockholder)